UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NEW CENTURY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

To Be Held

May 19, 2009

NOTICE is hereby given that the Annual Meeting of Shareholders of New Century Bancorp, Inc. (the “Corporation”) will be held as follows:

Place:	New Century Bank 700 West Cumberland Street Dunn, North Carolina

Date:	May 19, 2009

Time:	10:00 a.m.

The purposes of the meeting are:

1.	To elect five members of the Board of Directors for terms of three years.

2.	To ratify an amendment to Article III, Section 2 of the Bylaws of the Corporation providing for an increase in the maximum size of the Board of Directors to 19 members.

3.	To elect one additional member of the Board of Directors for a term of three years, two additional members of the Board of Directors for terms of two years and one additional member of the Board of Directors for a term of one year in the event that Proposal 2 is ratified and approved by the shareholders of the Corporation.

4.	To ratify an amendment to Article III, Section 2 of the Bylaws of the Corporation providing for an increase in the mandatory retirement age to eighty years of age for all directors.

5.	To ratify the appointment of Dixon Hughes PLLC as the Corporation’s independent registered public accounting firm for 2009.

6.	To transact any other business that may properly come before the meeting.

You are cordially invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of annual meeting, proxy statement, proxy card and annual report are available at www.cfpproxy.com/5523.

By Order of the Board of Directors

/s/ William L. Hedgepeth, II
William L. Hedgepeth, II
President and Chief Executive Officer

April 13, 2009

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

PROXY STATEMENT

Mailing Date: On or about April 13, 2009

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 19, 2009

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of New Century Bancorp, Inc. (the “Corporation”) for the Annual Meeting of Shareholders of the Corporation to be held at the main office of New Century Bank, 700 West Cumberland Street, Dunn, North Carolina, at 10:00 a.m. on May 19, 2009, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are J. Gary Ciccone, T. C. Godwin, Jr. and C. L. Tart, Jr. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the five nominees for director named in Proposal 1 below, FOR Proposal 2, FOR the election of each of the four nominees for director named in Proposal 3 below (but only if Proposal 2 has been approved), FOR Proposal 4 and FOR Proposal 5. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 or 3 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Brenda B. Bonner, Secretary of the Corporation, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors and employees of the Corporation and its subsidiary bank without additional compensation. The Corporation will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Corporation’s common stock.

Record Date

The close of business on April 3, 2009 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Corporation are the shares of its common stock, par value $1.00 per share, of which 10,000,000 shares are authorized and 6,831,149 shares were outstanding on December 31, 2008. There were approximately 1,451 record shareholders of the Corporation’s common stock on this date.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of common stock of the Corporation issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the five directors receiving the greatest number of votes shall be elected.

In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes case against the proposal.

In the case of Proposal 3 below, the four directors receiving the greatest number of votes shall be elected, but only in the event that Proposal 2 is approved in the manner described above.

In the case of Proposal 4 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

In the case of Proposal 5 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker nonvotes will have no effect with regard to any of the proposals.

Authorization to Vote on Adjournment and Other Matters

By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Corporation believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies to establish a quorum or to provide additional information to shareholders. However, proxies voted against any of the Proposals will not be used to adjourn the Annual Meeting. The Corporation does not have any plans to adjourn the Annual Meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Voting Securities

As of April 3, 2009, no shareholder known to management owned more than 5% of the Corporation’s common stock. As of April 3, 2009, the beneficial ownership of the Corporation’s common stock, by directors and named executive officers individually, and by directors and named executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)
Kevin S. Bunn Fayetteville, NC	28,528	0.42

Lisa F. Campbell(4) Lillington, NC	17,504	0.26

J. Gary Ciccone(5) Fayetteville, NC	102,154	1.49

T. Dixon Dickens(6) Fayetteville, NC	38,915	0.57

J. Daniel Fisher Dunn, NC	7,514	0.11

T. C. Godwin, Jr.(7) Dunn, NC	49,580	0.73

Oscar N. Harris(8) Dunn, NC	259,346	3.80

Gerald W. Hayes Dunn, NC	97,412	1.43

William L. Hedgepeth, II Fayetteville, NC	68,617	1.00

D. Ralph Huff III(9) Fayetteville, NC	57,746	0.84

Tracy L. Johnson(10) Dunn, NC	59,604	0.87

John W. McCauley Fayetteville, NC	39,411	0.58

Carlie C. McLamb(11) Dunn, NC	299,177	4.38

Michael S. McLamb(12) Dunn, NC	51,597	0.73

Raymond L. Mulkey, Jr. Fayetteville, NC	65,367	0.96

Joan I. Patterson Coats, NC	17,731	0.26

Anthony E. Rand(13) Fayetteville, NC	75,838	1.11

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)
Sharon L. Raynor(14) Dunn, NC	252,915	3.70

James H. Smith Fayetteville, NC	31,640	0.46

C. L. Tart, Jr. (15) Dunn, NC	141,504	2.07

W. Lyndo Tippett Fayetteville, NC	26,624	0.39

Sidney E. Thompson Fayetteville, NC	22,862	0.33

Ann H. Thornton Clinton, NC	35,609	0.52

All Directors and Executive Officers as a group (23 persons)	1,847,465	26.26

(1)	Except as otherwise noted, to the best knowledge of the Corporation’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Fisher – 5,114 shares; Mr. Harris –116,799 shares; Mr. C. McLamb – 188,235 shares; Ms. Patterson – 957 shares; Sen. Rand – 9,298 shares; Ms. Raynor – 250,178; and Mr. Tart – 18,783 shares.
(2)	Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Corporation: Mr. Bunn – 24,350 shares; Ms. Campbell – 15,379 shares; Mr. Ciccone – 14,485 shares; Mr. Dickens – 8,746 shares; Mr. Fisher – 2,400 shares; Mr. Godwin – 8,346 shares; Mr. Hedgepeth – 45,720 shares; Mr. Huff – 12,482 shares; Mr. McCauley – 2,839 shares; Ms. Patterson – 9,574 shares; Sen. Rand – 13,992 shares; Mr. Smith – 7,195 shares; Mr. Tart – 3,346 shares; Dr. Thompson – 5,536 shares; Ms. Thornton – 9,499 shares; and Mr. Tippett – 6,116 shares and for all directors and executive officers as a group – 204,351 shares.
(3)	The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) a total of 6,831,149 shares of common stock outstanding as of April 3, 2009, and (ii) options to purchase shares of common stock which are exercisable within 60 days of April 3, 2009.
(4)	Includes 325 shares held in the IRA of Ms. Campbell’s spouse.
(5)	Includes 720 shares owned by Mr. Ciccone’s spouse and 3,501 shares held in the IRA of Mr. Ciccone’s spouse.
(6)	Includes 3,264 shares held by Mr. Dickens as custodian for minor children and 3,932 shares held in the IRA of Mr. Dickens’s spouse.
(7)	Includes 1,196 shares owned by Mr. Godwin’s spouse.
(8)	Includes 38,118 shares held in Mr. Harris’s 401(k) account and 2,395 shares owned by Mr. Harris’s spouse.
(9)	Includes 14,700 shares owned by Mr. Huff’s business and 3,632 shares owned by Mr. Huff’s spouse.

(10)	Includes 597 shares held by Mr. Johnson as custodian for minor children.
(11)	Includes 64,894 shares owned by Mr. C. McLamb’s business.
(12)	Includes 2,874 shares owned by Mr. M. McLamb’s spouse.
(13)	Includes 9,298 shares owned by Senator Rand’s spouse.
(14)	Includes 177,220 shares owned by Ms. Raynor’s husband and 2,395 shares held as custodian for minor children.
(15)	Includes 85,971 shares owned by Mr. Tart’s business, 4,633 shares owned by Mr. Tart’s spouse, and 3,415 shares held in the IRA of Mr. Tart’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Corporation are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Corporation’s common stock. Based upon a review of copies of reports received by the Corporation, all required reports of directors and executive officers of the Corporation during 2008 were filed on a timely basis.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has set the number of directors of the Corporation at 15 and recommends that shareholders vote for each of the directors listed below, each for a three-year term. If Proposal 2 is approved, the Board will be increased to 19 members.

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past Five Years
Three Year Terms

Oscar N. Harris (70)	Director	2000	Senior Partner-President, Oscar N. Harris & Assoc. P.A., (CPA’s) 1979-Present; former North Carolina State Senator; Mayor – City of Dunn.

John W. McCauley (41)	Director	2000	Chief Executive Officer, Highland Paving Co, LLC; General Manager, McCauley-McDonald Investments, Inc.; General Manager, AOM Investments, LLC.

Michael S. McLamb (58)	Director	2000	Certified Public Accountant; Retired Treasurer, K&M Maintenance Services, Inc.

Raymond L. Mulkey, Jr. (62)	Director	2000	President, Ray Mulkey Insurance Agency, Inc.; President, NC Premium Finance Companies, Inc; Partner, Southeastern Insurance Services.

W. Lyndo Tippett (69)	Director	2000	Former Secretary, North Carolina Department of Transportation; Partner, Tippett, Padrick, Bryan & Merritt (CPA’s).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR , EACH FOR A THREE-YEAR TERM.

Incumbent Directors

The Corporation’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table.

Name and Age	Position(s) Held	Term Expires	Principal Occupation and Business Experience During the Past Five Years

J. Gary Ciccone (62)	Chairman of the Board	2010	Real estate developer; Owner, Nimocks, Ciccone & Townsend, Inc. (commercial real estate brokerage).

T. Dixon Dickens (49)	Director	2011	President, Mercedes-Benz of Fayetteville.

T. C. Godwin, Jr. (68)	Director	2011	President, T-Mart Food Stores, Inc., 1970-Present (convenience stores).

Gerald W. Hayes (65)	Director	2011	Attorney and President, Hayes, Williams, Turner & Daughtry, P.A., 1969-Present (law firm).

William L. Hedgepeth, II (47)	Director, President, and CEO	2011	President and CEO, New Century Bancorp and New Century Bank.

D. Ralph Huff, III (59)	Director	2010	President, H&H Constructors.

Carlie C. McLamb (72)	Director	2010	President, Carlie C’s IGA and Carlie C’s Operation, 1962-Present (grocery stores).

Anthony E. Rand (69)	Director	2011	Majority Leader, North Carolina State Senate; Consultant, Sonorex, Inc.; President, Rand & Gregory, P.A. (law firm).

James H. Smith (59)	Director	2010	Partner, Southeastern Insurance Services, Highland Development Partners, LLC, and Springer, Inc.

C. L. Tart, Jr. (74)	Vice Chairman of the Board	2010	Chief Executive Officer and Chairman, Tart & Tart, Inc., 1969-Present (holding company).

Director Independence

With the exception of Mr. Hedgepeth, each member of the Corporation’s Board of Directors is “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered certain insider transactions with directors for the provision of goods or services to the Corporation and its subsidiary bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party. Specific transactions considered by the Board of Directors included certain legal services rendered to New Century Bank by Hayes, Williams, Turner & Daughtry, P.A., Attorneys at Law, a related interest of Gerald W. Hayes, certain business transactions with Southeast Insurance Services, a related interest of Raymond L. Mulkey, Jr. and James H. Smith, and certain business transactions with Ray Mulkey Insurance Agency, Inc., a related interest of Raymond L. Mulkey, Jr.

Director Relationships

With the exception of Senator Rand, who is a director of Law Enforcement Associates Corporation, and Mr. Harris, who is a director of East Coast Ethanol, LLC, no director of the Corporation is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among directors, nominees or executive officers of the Corporation.

Meetings and Committees of the Board of Directors

The Corporation’s Board of Directors held twelve meetings during 2008. Each director attended 75% or more of all board meetings and the meetings of any committee(s) of which he was a member. It is the policy of the Corporation that directors attend each annual meeting of shareholders. All members of the Corporation’s Board of Directors attended the 2008 Annual Meeting of Shareholders.

The Corporation’s Board has several standing committees including an Audit/Compliance Committee, a Nominating Committee and a Compensation Committee.

Audit/Compliance Committee. The members of the Audit/Compliance Committee during 2008 were J. Gary Ciccone, T. C. Godwin, Oscar N. Harris, John McCauley and C. L. Tart, Jr. The members of the committee are “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934. The Audit/Compliance Committee met twelve times during 2008. The Board of Directors has adopted a written Audit Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of our website, www.newcenturybanknc.com. The report of the Audit/Compliance Committee is included on page 22 of this proxy statement.

Each of the Audit/Compliance Committee members is “independent” and “financially literate” as defined by NASDAQ listing standards and applicable SEC rules and regulations. The Board of Directors has determined that Oscar N. Harris, a member of the Audit/Compliance Committee, meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Nominating Committee. The duties of the Nominating Committee are: (i) to assist the Board of Directors, on an annual basis, by identifying individuals qualified to become board members, and to recommend to the board the director nominees for the next meeting of shareholders at which directors are to be elected; and (ii) to assist the Board of Directors by identifying individuals qualified to become board members, in the event a vacancy on the board exists and that such vacancy should be filled.

The members of the Nominating Committee during 2008 were J. Gary Ciccone, Gerald W. Hayes and Carlie C. McLamb, each of whom is “independent” as defined by NASDAQ listing standards and applicable SEC rules and regulations. The nominating committee did not meet separately in 2008. The Bylaws of the Corporation state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Corporation’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Corporation if elected. The Bylaws of the Corporation require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Corporation’s market area. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. The Nominating Committee has adopted a formal written charter which is reviewed annually for adequacy and which is available under the Corporate Governance link in the Investor Relations section of our website, www. newcenturybanknc.com. Each of the nominees for election to the board of directors included in this proxy statement were nominated by the Nominating Committee.

Compensation Committee. The members of the Compensation Committee are J. Gary Ciccone, T. C. Godwin, Oscar N. Harris, Michael McLamb, Anthony E. Rand, James H. Smith and W. Lyndo Tippett. The Compensation Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Corporation’s executive officers. The Compensation Committee met six times in 2008. The Committee approves the compensation of the President and Chief Executive Officer. The compensation of “reporting officers” to the President including the Chief Financial Officer, Chief Banking Officer, Chief Credit Officer, and Chief Deposit Operations Officer is determined by the President and Chief Executive Officer based on such officer’s experience, managerial effectiveness, contribution to the Corporation’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee compares the compensation of the Corporation’s executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Corporation’s market area and appropriate state and national salary data. The Committee is not bound by recommendations made by the President and Chief Executive Officer. Furthermore, the President and Chief Executive Officer does not have any input into his own compensation. The Compensation Committee engages third party compensation consultants on occasion to assist in determining executive pay or additional benefits, but does not delegate its duties. The Board of Directors has adopted a written Compensation Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of the Corporation’s website, www.newcenturybanknc.com.

Indebtedness of and Transactions with Management

The Corporation’s bank subsidiary, New Century Bank, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with unaffiliated persons, and will not involve more than the normal risk of collection or present other unfavorable features.

Loans made by New Century Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Corporation and the Bank, Regulation O has been complied with in its entirety.

Director Compensation

Board Fees. Each director receives a fee of $500 for each meeting of the Corporation’s Board of Directors attended, with the exception of the chairman, who received $700 for each meeting of the Corporation’s Board of Directors attended. Members of all other committees of the Board of Directors receive $300 for each committee meeting attended, with the exception of committee chairmen, who receive $400 per committee meeting attended. In addition, all members of the Board of Directors receive a monthly retainer of $333, with the exception of Mr. Hedgepeth.

The Corporation has instituted a Directors’ Deferral Plan whereby individual directors may elect annually to defer receipt of all or a designated portion of their fees for the coming year. Directors’ fees deferred under the plan are used to purchase shares of the Corporation’s common stock by the administrator of the Deferral Plan, with such deferred compensation disbursed in the future as specified by the director at the time of his or her deferral election.

2000 Nonstatutory Stock Option Plan. The shareholders of New Century Bank ratified the 2000 Nonstatutory Stock Option Plan at the 2000 Annual Meeting. In connection with the reorganization of New Century Bank into the holding company form of organization, which resulted in the creation of the Corporation in 2003, the 2000 Nonstatutory Option Plan was adopted by the Corporation and options under that plan were converted into options to purchase shares of the Corporation’s common stock. At the 2004 Annual Meeting, the shareholders of the Corporation approved an amendment to the 2000 Nonstatutory Stock Option Plan that increased the number of shares of the Corporation’s common stock available for issuance under the Plan. Under the terms of the Plan, options on a total of 478,668 shares (as adjusted for stock dividends) of the Corporation’s common stock are currently available for issuance to members of the Corporation’s Board of Directors and the board of any subsidiary of the Corporation.

The following table presents a summary of all compensation paid by the Corporation to its directors for their service as such during the year ended December 31, 2008.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
J. Gary Ciccone	$19,400	—	—	—	$19,400

T. Dixon Dickens	12,100	—	—	—	12,100

T.C. Godwin, Jr.	11,350	—	—	—	11,350

Oscar N. Harris	13,150	—	—	—	13,150

Gerald W. Hayes	9,050	—	—	—	9,050

William L. Hedgepeth II	8,600	—	—	—	8,600

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
D. Ralph Huff, III	8,675	—	—	—	8,675

John W. McCauley	15,750	—	—	—	15,750

Carlie C. McLamb	9,650	—	—	—	9,650

Michael S. McLamb	9,325	—	—	—	9,325

Raymond L. Mulkey, Jr.	11,975	—	—	—	11,975

Anthony E. Rand	8,375	—	—	—	8,375

James H. Smith	13,075	—	—	—	13,075

C. L. Tart, Jr.	16,900	—	—	—	16,900

W. Lyndo Tippett	8,200	—	—	—	8,200

(1)	Also reported under the heading “All Other Compensation” in the Summary Compensation Table presented on page 12.

Executive Officers

The following table sets forth certain information regarding the Corporation’s executive officers.

NAME	AGE	POSITION	BUSINESS EXPERIENCE

William L. Hedgepeth, II	47	President and Chief Executive Officer of the Corporation and New Century Bank	President and Chief Executive Officer, New Century Bancorp, Inc. and New Century Bank, 2008-Present; Executive Vice President and Chief Operating Officer, New Century Bancorp, Inc. and New Century Bank; President and Chief Executive Officer, New Century Bank South, 2004-2008; Senior Vice President and Area Executive for First South Bank, Fayetteville, NC, 2001-2004.

NAME	AGE	POSITION	BUSINESS EXPERIENCE

Lisa F. Campbell	41	Executive Vice President, Chief Operating Officer, and Chief Financial Officer of the Corporation and New Century Bank	Executive Vice President and Chief Financial Officer, New Century Bancorp, Inc., New Century Bank, 2000-Present; Senior Vice President and Controller, Triangle Bancorp, Inc., Raleigh, NC, 1997-2000; Assurance Senior Manager, KPMG LLP, Raleigh, NC, 1993-1997.

Kevin S. Bunn	47	Executive Vice President and Chief Banking Officer of the Corporation and New Century Bank	Executive Vice President and Chief Banking Officer, New Century Bancorp, Inc. and New Century Bank, 2008-Present; Chief Lending Officer, New Century Bank South, 2003–2007; Senior Vice President, Wachovia Bank, N.A., 1985-2003.

J. Daniel Fisher	59	Executive Vice President and Chief Credit Officer of the Corporation and New Century Bank	Senior Executive Vice President and Chief Credit Officer, Gateway Bank & Trust Co., 2004-2007; Special Loans Group Manager, RBC Centura; Regional Credit Administrator, Centura Bank, 1994-1998; Executive Vice President, Mid-South Bank; 1990-1994.

Joan I. Patterson	62	Executive Vice President and Chief Deposit Operations Officer of the Corporation and New Century Bank	Executive Vice President and Chief Deposit Operations Officer, New Century Bancorp, Inc. and New Century Bank, 2000-Present; Branch Manager, BB&T (previously UCB), Dunn, NC, 1973-2000.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows all cash and non-cash compensation paid to or received or deferred by William L Hedgepeth, II, Lisa F. Campbell, Kevin S. Bunn, J. Daniel Fisher and Joan I. Patterson (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2008 and 2007. Compensation paid to the Named Executive Officers consisted of cash salary, non-equity incentive plan compensation paid in cash, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers and certain perquisites. The following table summarizes the dollar amounts of each element of compensation and for incentive stock options, the expense recognized by the Corporation pursuant to Statement of Financial Accounting Standards No. 123, as revised.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(3)		Total
William L. Hedgepeth, II President and Chief Executive Officer	2008	$231,000	$1,000	$57,838	—	—	$28,662	(4)	$318,500
	2007	210,000	—	4,127	$75,000	—	43,073	(4)	332,200

Lisa F. Campbell Executive Vice President, Chief Financial Officer, and Chief Operating Officer	2008	$169,400	$1,000	$19,097	—	—	$24,637		$214,134
	2007	154,000	—	5,112	$12,000	—	13,533		184,645

Kevin S. Bunn(7) Executive Vice President and Chief Banking Officer	2008	$145,517	$1,000	$27,476	—	—	$28,399	(5)	$202,392
	2007	137,280	—	—	$35,000	—	24,323	(5)	196,603

J. Daniel Fisher Executive Vice President and Chief Credit Officer	2008	$185,000	$26,000	$8,761	—	—	$82,220	(8)	$301,981
	2007	—	—	—	—	—	—		—

Joan I. Patterson Executive Vice President and Chief Deposit Operations Officer	2008	$121,275	$1,000	$10,821	—	—	$14,344		$147,440
	2007	115,500	—	9,320	$12,000	—	9,083		145,903

(1)	Consists of a $1,000 Christmas bonus and, with respect to Mr. Fisher, a $25,000 signing bonus paid in connection with his assumption of duties and employment as the Corporation’s Chief Credit Officer.
(2)	Calculated in accordance with FAS 123R. The assumptions used in estimating the fair value of stock options are set forth in Note O to the Corporation’s audited consolidated financial statements at December 31, 2008.
(3)	Includes 401(k) matching contributions and the dollar value of insurance premiums paid on behalf of the named officers for group term life, health, dental and disability insurance. Also includes an automobile allowance and, for Messrs. Hedgepeth and Bunn and Ms. Campbell, country club dues.
(4)	Includes $8,600 in fees earned in connection with Mr. Hedgepeth’s service on the Corporation’s Board of Directors
(5)	Includes $1,400 in fees earned in connection with Mr. Bunn’s service on the Board of Directors of New Century Bank South.
(7)	Mr. Bunn was named Executive Vice President and Chief Banking Officer effective June 6, 2007.
(8)	Includes relocation fees and expenses paid by the Corporation in connection with Mr. Fisher’s relocation.

2000 Incentive Stock Option Plan. At the 2000 Annual Meeting, the shareholders approved the adoption of the New Century Bank 2000 Incentive Stock Option Plan.

The 2000 Incentive Stock Option Plan was adopted by the Board of Directors of the Corporation in connection with the reorganization of New Century Bank into the holding company form of organization. Upon adoption of the 2000 Incentive Stock Option Plan by the Corporation, all outstanding options to purchase shares of New Century Bank were converted into options to purchase shares of the Corporation’s common stock. At the 2004 Annual Meeting, the shareholders approved an amendment to the 2000 Incentive Stock Option Plan that increased the number of shares of the Corporation’s common stock available for issuance under the Plan.

The 2000 Incentive Stock Option Plan currently provides for the issuance of up to 357,268 shares of the Corporation’s common stock upon the exercise of stock options.

2004 Incentive Stock Option Plan. At the 2004 Annual Meeting, the shareholders approved the adoption of the New Century Bancorp, Inc. 2004 Incentive Stock Option Plan.

The 2004 Incentive Stock Option Plan currently provides for the issuance of up to 111,707 shares of the Corporation’s common stock to officers and employees of the Corporation and its subsidiaries upon the exercise of stock options.

The following table sets forth information regarding vested and unvested incentive stock options outstanding as of December 31, 2008. All of the Corporation’s outstanding stock options have been granted at 100% of fair market value on the date of grant. The number of shares underlying the stock options, and the exercise prices associated with each option grant, have been adjusted for a 20% stock dividend in December 2006, a 50% stock dividend in July 2005 and three separate 10% stock dividends in June 2004, September 2003 and May 2002, respectively. The Corporation has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, there is no information reported in the four columns on the right hand side of the following table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
William L. Hedgepeth, II	-0- -0- 2,000 8,800 5,400 29,520	150 10,000 8,000 4,400 -0- -0-	— — — — — —	$5.75 7.73 14.15 16.22 10.69 7.07	Oct. 22, 2018 May 22, 2018 June 7, 2017 Aug. 3, 2016 Jan. 19, 2015 June 9, 2014	— — — — — —	— — — — — —	— — — — — —	— — — — — —

Lisa F. Campbell	-0- -0- 1,000 2,400 11,979	150 3,000 4,000 3,600 -0-	— — — — —	5.75 7.94 15.81 16.22 4.59	Oct. 22, 2018 June 18, 2018 Feb. 6, 2017 Aug. 3, 2016 July 25, 2010	— — — — —	— — — — —	— — — — —	— — — — —

Kevin S. Bunn	-0- -0- 3,200 1,350 19,800	150 1,500 1,600 -0- -0-	— — — — —	5.75 7.94 16.22 13.44 7.07	Oct. 22, 2018 June 18, 2018 Aug. 3, 2016 July 13, 2015 June 9, 2014	— — — — —	— — — — —	— — — — —	— — — — —

J. Daniel Fisher	-0- -0-	150 10,000	— — —	5.75 8.39	Oct. 22, 2018 Jan. 16, 2018	— —	— —	— —	— —

Joan I. Patterson	-0- -0- 2,400 7,174	150 1,500 3,600 -0-	— — — —	5.75 7.94 16.22 4.59	Oct. 22, 2018 June 18, 2018 Aug. 3, 2016 July 25, 2010	— — — —	— — — —	— — — —	— — — —

The Corporation and New Century Bank have entered into employment agreements with each of William L. Hedgepeth, II, Lisa F. Campbell, Kevin S. Bunn, J. Daniel Fisher, and Joan I. Patterson. The agreements establish the scope, terms, and conditions of each employee’s employment by the Corporation and New Century Bank. The following discussion summarizes the employment agreements and is qualified in its entirety by reference to the employment agreements.

Employment Agreement with William L. Hedgepeth, II

The Corporation has entered into an employment agreement with William L. Hedgepeth, II as its President and Chief Executive Officer. The employment agreement establishes Mr. Hedgepeth’s duties and compensation and provides for his continued employment with the Corporation.

Term. Mr. Hedgepeth’s employment agreement provides for an initial term of three (3) years with renewal on each anniversary thereafter for an additional one-year term unless there is an affirmative decision not to renew the contract by the Board of Directors or by Mr. Hedgepeth.

Base Salary and Benefits. The agreement provides Mr. Hedgepeth with an annual salary of $231,000, with guaranteed salary increases of 5% on the first and second anniversaries of the agreement’s original effective date. Mr. Hedgepeth is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee. The agreement also provides for Mr. Hedgepeth’s participation in any and all retirement and employee benefit plans maintained by the Corporation on behalf of its employees, as well as fringe benefits normally associated with Mr. Hedgepeth’s position with the Corporation or made available to all other employees.

Change in Control Benefits. The employment agreement provides that if an “adverse change” occurs within 12 months of a “change in control” of the Corporation and either (1) the Corporation terminates Mr. Hedgepeth’s employment other than for “cause,” disability, or death, or (2) Mr. Hedgepeth terminates his employment with the Corporation, he will be entitled to receive a payment equal to 299% of his “base amount,” as that term is defined in the Internal Revenue Code of 1986, as amended.

An “adverse change” will be deemed to have occurred if (i) Mr. Hedgepeth is assigned duties and/or responsibilities that are inconsistent with his position, duties, or status at the time of the change in control or with his reporting responsibilities or titles with the Corporation in effect at the time of the change in control; (ii) Mr. Hedgepeth’s annual base salary is reduced below the amount in effect as of the change in control; (iii) Mr. Hedgepeth’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to the executive as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or (iv) Mr. Hedgepeth is transferred to a location more than twenty (20) miles from Dunn, North Carolina, or Fayetteville, North Carolina, without his express written consent.

For purposes of Mr. Hedgepeth’s employment agreement, a “change in control” will be deemed to have occurred upon (1) any person directly or indirectly acquiring beneficial ownership of voting stock, or acquiring irrevocable proxies or any combination of voting stock and irrevocable proxies representing 25% or more of any class of voting securities of the Corporation, or acquiring control of the election of a majority of the directors of the Corporation in any manner; (2) the consolidation or merger of the Corporation with or into another corporation, association, or entity, or any other reorganization, in which the Corporation is not the surviving corporation, or (3) the sale, transfer, or acquisition of all or substantially all of the assets of the Corporation by any other corporation, association, or other person, entity, or group.

Lisa F. Campbell and Kevin S. Bunn

New Century Bank has also entered into employment agreements with Lisa F. Campbell and Kevin S. Bunn.

Term. The initial term of Ms. Campbell’s employment agreement is three years. The term of Ms. Campbell’s employment agreements automatically extends for an additional year on each anniversary of the effective date, unless written notice of termination is received prior to renewal. The initial term of Mr. Bunn’s employment agreement is two years. The term of Mr. Bunn’s employment agreement automatically extends for an additional two years on the anniversary of the effective date, unless written notice of termination is given prior to renewal.

Benefits. Each of the officers’ employment agreements also entitles them to certain fringe benefits normally associated with individuals serving in their capacities with a community bank.

Change in Control Benefits. Each officer’s employment agreement provides that if a “termination event” occurs within a certain period of time following a “change in control,” such officer will be entitled to terminate the employment agreement and receive a lump sum payment equal to 150% of such officer’s “base amount” of compensation. The termination event must occur within six months of the change in control in the case of Mr. Bunn’s employment agreement, and within twelve months of the change in control in the case of Ms. Campbell’s employment agreement.

A “termination event” will be deemed to have occurred if (i) the executive is assigned duties and/or responsibilities that are inconsistent with his or her position, duties, or status at the time of the change in control or with his reporting responsibilities or titles with the Corporation in effect at the time of the change in control; (ii) the executive’s annual base salary is reduced below the amount in effect as of the change in control; (iii) the executive’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to the executive as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or (iv) the executive is transferred to a location outside Fayetteville, North Carolina, in the case of Mr. Bunn and Dunn, North Carolina in the case of Ms. Campbell; without the executive’s express written consent.

J. Daniel Fisher

As of January 14, 2008, the Corporation and New Century Bank entered into an employment agreement with J. Daniel Fisher, Executive Vice President and Chief Credit Officer of the Corporation and New Century Bank.

Base Salary. The agreement provides for a base salary of $185,000 per year, to be reviewed at least annually by the board of directors of New Century Bank. Mr. Fisher’s base salary may only be decreased if he is demoted for “cause” or if he voluntarily accepts a position with New Century Bank that involves a material reduction in his duties or responsibilities. If a “change in control” of New Century Bank occurs, then Mr. Fisher’s base salary must be increased by at least 6% per year during the term of the employment agreement. The agreement also entitled Mr. Fisher to receive a one-time bonus payment of $25,000 payable on or before January 31, 2008.

Benefits. Mr. Fisher is entitled to participate in any and all employee benefit programs and compensation plans that are available to all employees of the Bank. In addition, the Bank has agreed to provide Mr. Fisher with the following benefits:

•	Five weeks of paid vacation leave per year and ten days of paid sick leave per year (in addition to federal banking holidays, which are paid holidays)

•	Reimbursement for relocation expenses

•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement

•	Payment of expenses associated with membership in one country club, including initiation fees and monthly dues not to exceed $7,500 per year

•	Major medical insurance

•	Life insurance coverage in an amount equal to at least twice Mr. Fisher’s annual base salary

•	Stock options

•	Participation in incentive and bonus compensation plans

•	Participation in all savings, pension and retirement plans (including the Bank’s 401(k) savings plan)

•	A car allowance of $1,000 per month

Term. The initial term of Mr. Fisher’s employment agreement is three years. The term is automatically extended for an additional year on each anniversary of the execution of the agreement unless written notice is received by Mr. Fisher or the Bank ninety days prior to the anniversary of the execution of the Agreement.

Change in Control Benefits. Mr. Fisher is also entitled to certain benefits in the event of a change in control of the Bank. A change in control means any of the following events:

•

The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Bank, or the acquisition of control of the election of a majority of the directors of the Bank

•	The consolidation or merger of the Bank with or into another entity where the Bank is not the surviving corporation

•	The sale or transfer of all or substantially all of the assets of the Bank to another entity

If the Bank terminates Mr. Fisher’s employment other than for cause or disability or Mr. Fisher terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Fisher will be entitled to receive a lump sum cash payment equal to 299% of Mr. Fisher’s “base amount,” as that term is defined in the Internal Revenue Code.

A “termination event” includes any of the following events:

•	If Mr. Fisher is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control

•	If Mr. Fisher’s annual base salary is reduced below the amount in effect as of the effective date of the change in control

•	If Mr. Fisher’s insurance or other plans and benefits are reduced or eliminated (unless such reduction or elimination applies proportionately to all salaried employees)

•	If Mr. Fisher is transferred to a location outside of Cumberland County, North Carolina, and Harnett County, North Carolina, without his express written consent.

Joan I. Patterson

As of May 24, 2001, the Bank entered into an employment agreement with Joan I. Patterson, executive vice president and chief deposit operations officer of the Corporation and New Century Bank.

Base Salary. The agreement provides for a base salary of $121,275 per year, to be reviewed at least annually by the board of directors. If a “change in control” occurs, then Ms. Patterson’s base salary must be increased by at least 6% per year during the term of the employment agreement.

Benefits. Ms. Patterson is entitled to participate in any and all employee benefit programs and compensation plans that are available to all employees of the Bank. In addition, the Bank has agreed to provide Ms. Patterson with the following benefits:

•	Three weeks of paid vacation leave

•	Payment of dues to a civic club

•	Stock options

The initial term of Ms. Patterson’s employment agreement is three years. The term is automatically extended for an additional year at the end of each year of the agreement unless written notice is received by Ms. Patterson or the Bank thirty days prior to such date.

Change in Control Benefits. Ms. Patterson is also entitled to certain benefits in the event of a change in control of the Bank. A change in control means any of the following events:

•

The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Bank, or the acquisition of control of the election of a majority of the directors of the Bank

•	The consolidation or merger of the Bank with or into another entity where the Bank is not the surviving corporation

•	The sale or transfer of all or substantially all of the assets of the Bank to another entity

In the event of a change in control, Ms. Patterson is entitled to terminate her employment agreement if a “termination event” occurs within one year of the change in control. In that case, Ms. Patterson would be entitled to receive all amounts due and owing to the end of the term of the agreement as well as an amount equal to 150% of her “base amount,” as that term is defined in the Internal Revenue Code.

A “termination event” includes any of the following events:

•	If Ms. Patterson is assigned duties and/or responsibilities that are inconsistent with her position, duties, responsibilities, or status at the time of the change in control

•	If Ms. Patterson’s annual base salary is reduced below the amount in effect as of the effective date of the change in control

•	If Ms. Patterson’s insurance or other plans and benefits are reduced or eliminated (unless such reduction or elimination applies proportionately to all salaried employees)

•	If Ms. Patterson is transferred to a location outside of Harnett County, North Carolina, without her express written consent.

401(k) Plan. The Corporation has adopted a tax-qualified savings plan for employees. The 401(k) Plan covers all employees beginning the first day of their first full month of service. Employees may contribute up to 15% of their compensation, subject to the maximum allowed by law. The Corporation matches up to 100% of up to 6% of compensation contributed by participants beginning on January 1, 2006. Matching contributions vest at a rate of 25% per year following the participant’s first year of service.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO ARTICLE III, SECTION 2 OF THE

BYLAWS PROVIDING FOR AN INCREASE IN THE MAXIMUM SIZE

OF THE BOARD OF DIRECTORS TO 19 MEMBERS

The Board of Directors has approved, and recommends that the shareholders approve, an amendment to the first paragraph of Article III, Section 2 of the Bylaws of the Corporation, providing for an increase in the maximum size of the board to 19 members. In the event that Proposal 2 is approved, the Board has pre-authorized the immediate increase in the size of the Board to 19 members and has nominated the four individuals named in Proposal 3 below for election by the shareholders to fill such vacancies.

The proposed amendment to the first paragraph of Article III, Section 2 of the Bylaws of the Corporation is set forth in its entirety below.

Section 2. Number, Term and Qualifications: The number of directors constituting the Board of Directors of the Corporation shall be not less than six (6) nor more than nineteen (19) as from time to time may be fixed or changed within said minimum and maximum by the shareholders or by a majority of the full Board of Directors. If there are nine (9) or more directors, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of shareholders after their election, the term of office of the second class to expire at the second annual meeting of shareholders after their election, and the term of office of the third class to expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of three years or until their successors are elected and shall qualify. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen so that all classes of directors shall remain and become equal in number, as nearly as possible. In the event of the death, resignation, retirement, removal or disqualification of a director, a successor shall be elected to serve only until the next meeting of shareholders at which directors are elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 REGARDING THE PROPOSED AMENDMENT OF THE BYLAWS OF THE CORPORATION INCREASING THE MAXIMUM SIZE OF THE BOARD OF DIRECTORS TO 19 MEMBERS.

PROPOSAL 3: ELECTION OF DIRECTORS

In the event that the shareholders ratify and approve Proposal 2 above, the Board of Directors will be increased to 19. The Board recommends that shareholders vote for each of the nominees for director listed below for the terms indicated:

Name and Age	Position(s) Held	Director Since	Principal Occupation and Business Experience During the Past Five Years
One Year Term

Ann H. Thornton (68)	New Nominee	—	President, Thornton Ventures, Clinton, NC

Two Year Terms

Tracy L. Johnson (47)	New Nominee	—	President, Ace Services, Inc.; Vice President Contech, Inc., Dunn, NC

Sidney E. Thompson (74)	New Nominee	—	Physician and Medical Director, Owner, Ravenhill Dermatology Medical Clinic; Ravenhill Medical Spa, Fayetteville, NC

Three Year Term

Sharon L. Raynor (51)	New Nominee	—	President, Life, Inc., Goldsboro, NC

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR FOR THE TERMS INDICATED ABOVE.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO ARTICLE III, SECTION 2 OF THE

BYLAWS PROVIDING FOR AN INCREASE IN THE MANDATORY

RETIREMENT AGE FOR DIRECTORS TO 80 YEARS OF AGE

The Board of Directors has approved, and recommends that the shareholders approve, an amendment to the second paragraph of Article III, Section 2 of the Bylaws of the Corporation, providing for an increase in the mandatory retirement age to eighty (80) years of age for all directors. The bylaws currently provide that the mandatory retirement age is seventy (70) years of age, except with respect to any person who was an original member of the Board of Directors , in which case the mandatory retirement age is eighty (80) years of age. If proposal 4 is approved, the bylaws of the Corporation will be amended so that the mandatory retirement age for members of the Board of Directors is eighty (80) years of age in all cases.

The proposed amendment to the second paragraph of Article III, Section 2 of the Bylaws of the Corporation is set forth in its entirety below.

Each director shall retire from the Board of Directors on the date of his or her eightieth (80th) birthday. Any vacancy created by such retirement shall be filled in accordance with the provisions of these Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4 REGARDING THE PROPOSED AMENDMENT OF THE BYLAWS OF THE CORPORATION INCREASING THE MANDATORY RETIREMENT AGE FOR MEMBERS OF THE BOARD OF DIRECTORS TO EIGHTY (80) YEARS OF AGE.

PROPOSAL 5: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Dixon Hughes PLLC Certified Public Accountants, as the Corporation’s independent registered public accounting firm for 2009. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Corporation has paid Dixon Hughes PLLC fees in connection with its assistance in the Corporation’s annual audit and review of the Corporation’s financial statements. From time to time, the Corporation engages Dixon Hughes PLLC to assist in other areas of financial planning.

The following table sets forth the fees billed by Dixon Hughes PLLC in various categories during 2008 and 2007.

AUDIT FEES

Category	2008	2007
Audit Fees(1)	$108,806	$153,522
Audit-Related Fees(2)	22,884	10,775
Tax Fees(3)	16,450	17,250
All Other Fees	-0-	-0-

Total Fees Paid	$148,140	$181,547

(1)	Includes fees paid or expected to be paid for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-Q, report production assistance relating to said financial statements and related documents.
(2)	Includes fees paid for accounting consultations.
(3)	Includes fees paid for services relating to tax planning, preparation and compliance.

All services rendered by Dixon Hughes PLLC during 2008 were subject to pre-approval by the Audit/Compliance Committee. The Audit/Compliance Committee has considered whether Dixon Hughes PLLC’s provision of other non-audit services to the Corporation is compatible with maintaining independence of Dixon Hughes PLLC. The Audit/Compliance Committee has determined that it is compatible with maintaining the independence of Dixon Hughes PLLC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5 RATIFYING DIXON HUGHES PLLC AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee of the Corporation is responsible for receiving and reviewing the annual audit report of the Corporation’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Corporation’s internal audit program. The Audit/Compliance Committee assesses the performance and independence of the

Corporation’s independent auditors and recommends their appointment and retention. The Audit/Compliance Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Corporation’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Corporation’s audit process in 2008, the Audit/Compliance Committee reviewed and discussed the audited financial statements with management. The Audit/Compliance Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters that are required to be discussed by the Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit/Compliance Committee received from Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Dixon Hughes PLLC their independence.

Based on the review and discussions above, the Audit/Compliance Committee (i) recommended to the Board that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2009.

This report is submitted by the Audit/Compliance Committee:

J. Gary Ciccone

T. C. Godwin

Oscar N. Harris

John McCauley

C. L. Tart, Jr.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2010 ANNUAL MEETING

It is anticipated that the 2010 Annual Meeting will be held on a date during May 2010. Any proposal of a shareholder which is intended to be presented at the 2010 Annual Meeting must be received by the Corporation at its main office in Dunn, North Carolina no later than December 15, 2009, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2010 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Corporation by February 12, 2010 for it to be timely received for consideration. The proxy holders will use their discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Corporation does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to Brenda B. Bonner, Secretary, New Century Bancorp, Inc., 700 West Cumberland Street, Dunn, North Carolina 28334, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC, by logging on at www.cfpproxy.com/5523.

REGULATORY MATTERS

Effective December 27, 2007, the Board of Directors of New Century Bank entered into a Memorandum of Understanding with the FDIC and the North Carolina Commissioner of Banks. The Memorandum of Understanding represents an informal agreement between the Board of Directors of New Century Bank, the Regional Director of the FDIC’s Atlanta Regional Office and the North Carolina Commissioner of Banks and requires that New Century Bank’s management take certain actions to improve the bank’s lending function.

The Corporation believes that it has fully complied with all terms of the Memorandum of Understanding and has completed its remediation of the related material weakness that was originally identified in connection with the assessment of disclosure controls and procedures contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006.

ADDITIONAL INFORMATION

A COPY OF THE CORPORATION’S 2008 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO LISA F. CAMPBELL, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND CHIEF OPERATING OFFICER, NEW CENTURY BANCORP, INC., 700 WEST CUMBERLAND STREET, DUNN, NORTH CAROLINA 28334, (910) 892-7080.

REVOCABLE PROXY

NEW CENTURY BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints J. Gary Ciccone, T. C. Godwin, Jr. and C. L. Tart, Jr. (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of New Century Bancorp, Inc. (the “Corporation”) held of record by the undersigned on April 3, 2009, at the Annual Meeting of Shareholders of the Corporation to be held at New Century Bank, 700 West Cumberland Street, Dunn, North Carolina, at 10:00 a.m. on May 19, 2009, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS: Proposal to elect five members of the Board of Directors for terms of three years.

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as indicated otherwise below).	to vote for all nominees listed below

NOMINEES:

Three Year Terms

Oscar N. Harris

John W. McCauley

Michael S. McLamb

Raymond L. Mulkey, Jr.

W. Lyndo Tippett

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

2.	APPROVAL OF AMENDMENT TO ARTICLE III, SECTION 2 OF THE BYLAWS OF THE CORPORATION TO INCREASE THE SIZE OF THE BOARD: Proposal to approve an amendment to Article III, Section 2 of the Bylaws of the Corporation providing for an increase in the maximum size of the Board of Directors to nineteen members.

FOR	AGAINST	ABSTAIN

3.	ELECTION OF DIRECTORS: Proposal to elect one additional member of the Board of Directors for a term of three years, two additional members of the Board of Directors for terms of two years and one additional member of the Board of Directors for a term of one year in the event that Proposal 2 is ratified and approved by the shareholders of the Corporation.

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as indicated otherwise below).	to vote for all nominees listed below

NOMINEES:

One Year Term	Two Year Terms	Three Year Term
Ann H. Thornton	Tracy L. Johnson Sidney E. Thompson	Sharon L. Raynor

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

4.	APPROVAL OF AMENDMENT TO ARTICLE III, SECTION 2 OF THE BYLAWS OF THE CORPORATION TO INCREASE THE MANDATORY RETIREMENT AGE: Proposal to approve an amendment to Article III, Section 2 of the Bylaws of the Corporation providing for an increase in the mandatory retirement age to eighty (80) years of age for all directors.

FOR	AGAINST	ABSTAIN

5.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Hughes PLLC as the Corporation’s independent registered public accounting firm for 2009.

FOR	AGAINST	ABSTAIN

6.	OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

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THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSALS 1 AND 3 ABOVE AND “FOR” PROPOSALS 2, 4 AND 5 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSALS 1 OR 3 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE CORPORATION AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	, 2009

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE

ENCLOSED ENVELOPE.

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